Exhibit 10.7

SCIENTIFIC ADVISORY BOARD MEMBER AGREEMENT

This Scientific Advisory Board Member Agreement (the “Agreement”) is made as of this ___ day of ____________, 201__ (the “Effective Date”) by and between Scopus BioPharma Inc. (the “Company”), having a principal place of business at 420 Lexington Avenue, Suite 300, New York, New York 10170, and _______________________ (the “Member”) an individual residing at ________________________________.

1.           Engagement. Upon the terms and conditions contained in this Agreement, the Company hereby engages Member, and Member hereby accepts the engagement, and agrees to consult with the Company in his/her capacity as a member of the Company’s Scientific Advisory Board (the “SAB”) on the terms and conditions set forth in this Agreement.

2.           SAB Participation. During the Term of this Agreement (as defined in Section 5 below), the Member shall serve a member of the SAB. The Member shall be available on a reasonable basis for meetings of the SAB and will perform the duties and obligations described hereunder in accordance with accepted professional and ethical standards. The Member may be requested to participate in up to four (4) meetings of the SAB each calendar year one of which may be conducted in person. The Company shall provide Member with reasonable advance notice of such SAB meetings. The number and frequency of meetings of the SAB shall be determined by the Company from time to time and are expected to be conducted by phone or at the Company’s offices and other locations selected by the Company from time to time. The Company may also request the Member from time to time to speak on behalf of the Company at academic, scientific or business conferences or in other public settings. Member also agrees to be available from time to time to consult with executives of the Company and Company board of director members, either telephonically or in person, on issues concerning the Company, including its research, possible products and personnel. In addition, from time to time, the Company may request the Member to provide consulting services for the Company for compensation and on the other material terms and conditions of which are to be agreed to by the Company and the Member and set forth in a separate agreement.

3.            Compensation.

(a)       The Company grants the Member a non-qualified stock option (the “Option”) to purchase ____________ (____________) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) pursuant to the Stock Option Agreement attached hereto as Exhibit A (the “Option Agreement”) at an exercise price of $____________ per share. The terms and conditions of the Option are as set forth in the Option Agreement.

4.             Expenses. The Company shall reimburse the Member for all pre-approved travel and other out-of-pocket expenses actually and reasonably incurred by the Member in connection with attending SAB meetings in person and for the speeches or other public appearances made by the Member as referenced in Section 2 above. Reimbursement of such expenses shall be made upon presentation of expense statements, vouchers, and other supporting documentation in such form and containing such information as the Company may from time to time request.

5.                Term. The term of Member’s engagement (the “Term”) shall have been deemed to commence on the Effective Date and terminate on the third anniversary of the Effective Date through the third anniversary of the Effective Date unless terminated earlier as hereinafter provided, unless extended by agreement of the Company and Member.

6.            Independent Contractor. The Member is an independent contractor and not an employee of the Company and neither the Company nor the Member shall have the power to bind the other, contractually or otherwise and the Member shall be solely responsible for any and all state and federal taxes, due in respect of the compensation paid to Member by the Company pursuant to this Agreement.

7.            Confidentiality & Inventions.

(a)       “Proprietary Information” includes all confidential and proprietary information and trade or secrets of the Company, including but not limited to any technical, scientific, regulatory or business information and materials, clinical data and derivatives thereof, clinical and scientific documents, protocols, data collection tools, study reports, product architecture, designs, drawing and functions, software, methods of interpretation of images, programs, and manuals, customer or vendor lists, costs, profits, sales, marketing strategies, distribution procedures, methods of doing business, servicing clients, proposals and contracts, whether in writing, oral or machine-readable form. Any reports, analysis or documents prepared in whole or in part by Member in connection with providing the services hereunder or provided to the Member in connection with providing the services hereunder shall be considered Proprietary Information. Proprietary Information does not include information in the public domain, other than information that came into the public domain, unless as a result of the Member’s actions in violation of his/her obligations hereunder, or information which was known to the Member prior to the date of this Agreement or was lawfully received from a third party or developed by the Member, in each without reliance on or use of any of the Company’s Proprietary Information.

(b)       During and following the Term, the Member shall maintain in confidence and use the Proprietary Information solely for the purposes of carrying out the services hereunder and shall not disclose the Proprietary Information to any third parties or otherwise publish information or make public statements regarding the Company, or information that contains any Proprietary Information or any derivative thereof, in each case without the express written consent of the Company. Promptly upon request, the Member shall return to the Company all documentary or other tangible evidence of the Proprietary Information in the Member’s possession or under the Member’s control.

(c)       The Member agrees that all intellectual property conceived, discovered, developed, or reduced to practice by the Member, solely or in collaboration with others, during the term of this Agreement that relates to the business of the Company (collectively, “Inventions”), are the sole property of the Company. The Member also agrees to assign (or cause to be assigned) and hereby assigns to the Company all Inventions and all intellectual property related to all Inventions. Any assignment of Inventions or intellectual property under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). The Member hereby irrevocably waives, to the extent permitted by applicable law, any and all claims the Member has or may later have in any jurisdiction to any Moral Right. The Member agrees to assist the Company at the Company’s expense, to secure the Company’s rights in Inventions and intellectual property relating to such Inventions. The Member also agrees that the Member’s obligation in this regard will continue after the termination of this Agreement.

8.            Remedies. The Member acknowledges that any breach of the provisions of Section 7 above shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Member agrees, therefore, that, in addition to any remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Member and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

9.            Termination. Either party may terminate this Agreement, with or without cause, at any time upon ten (10) days’ written notice to the other party. In the event of any such termination (or in the event of Member’s death or incapacity), Member shall be entitled to payment of any outstanding amounts due hereunder incurred prior to such termination. In the event of any such termination by Member, Member shall, if requested to do so by the Company, complete unfinished reports or other matters upon which work has been commenced under this Agreement and return to the Company any Proprietary Information in the Member’s possession.

10.          No Conflicts. Member represents and warrants to the Company that performance of the Member’s obligations under this Agreement does not and will not violate any written or oral agreement, under which the Member is bound.

11.          General Provisions.

(a)       Notice. Any notice required or permitted under this Agreement shall be given in writing to the parties at their respective addresses specified above, or at such other address for a party as that party may specify by notice. Notice shall be effective upon receipt by the addressee.

(b)       Use of the Company’s Name. The Member shall not, without the prior written consent of the Company, use or display the Company’s name, trademark, logo, symbol, or other image of the Company.

(c)       Miscellaneous. This Agreement: (i) may be executed in two counterparts, each of which, when executed by both parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iii) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties; and (iv) is not intended to inure to the benefit of any third-party beneficiaries.

(d)       Governing Law; Dispute Resolution; Jurisdiction and Venue. This Agreement shall be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. Each of the Company and the Member hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding; (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding; (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York; and (v) agrees that service of process upon it mailed by certified mail will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

SCOPUS BIOPHARMA INC.	[MEMBER]

Name:	Name:

Title:	Date:

Date:

[Signature Page to Scientific Advisory Board Member Agreement]

EXHIBIT A

OPTION AGREEMENT

[Signature Page to Scientific Advisory Board Member Agreement]